Registration No. 33-53007


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                 Post-Effective Amendment No. 1

                               to

                            FORM S-3
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933

                     Kentucky Power Company
     (Exact name of registrant as specified in its charter)

Kentucky                                               61-0247775
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)             Identification No.)

1701 Central Avenue
Ashland, Kentucky                                           41101
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  800-572-1113

                   ARMANDO A. PENA, Treasurer
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
                        1 Riverside Plaza
                      Columbus, Ohio  43215
                         (614) 223-2850
         (Name, address and telephone number, including
                area code, of agent for service)

  It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Simpson Thacher & Bartlett         Dewey Ballantine
425 Lexington Avenue               1301 Avenue of the Americas
New York, NY 10017-3909            New York, NY 10019-6092
Attention:  James M. Cotter        Attention:  E. N. Ellis, IV



Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of the Registration
Statement as the registrant shall determine.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.    [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title of
Each Class                      Proposed        Proposed
of                              Maximum         Maximum
Securities      Amount          Offering        Aggregate        Amount of
to be           to be           Price           Offering       Registration
Registered      Registered      Per Unit*       Price*             Fee

Debt
Securities      $70,000,000     100%            $70,000,000      $24,138**

*Estimated solely for purpose of calculating the registration fee. **The registration fee for the Debt Securities was previously paid.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The Prospectus herein also relates to Registration Statement No. 33-61808 pursuant to Rule 429.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR
TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


         SUBJECT TO COMPLETION, DATED FEBRUARY 22, 1996


PROSPECTUS

                     Kentucky Power Company
                          $100,000,000
                         Debt Securities


     Kentucky Power Company (the "Company") intends to offer, from time to time, up to $100,000,000 aggregate principal amount of its First Mortgage Bonds (the "New Bonds") and/or its unsecured debt securities (the "Notes"). (The New Bonds and the Notes are hereinafter collectively referred to as the "Debt Securities"). The Debt Securities will be offered in one or more series in amounts, at prices and on terms to be determined at the time or times of sale. The title, aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, dividend restrictions in addition to those described herein, if any, and other specific terms of each series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus or pricing supplement ("Prospectus Supplement").



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

     The Company may sell the Debt Securities through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale.



        The date of this Prospectus is February   , 1996

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus or any Prospectus Supplement relating hereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. Neither this Prospectus nor this Prospectus as supplemented by any Prospectus Supplement constitutes an offer to sell, or a solicitation of an offer to buy, by any underwriter, agent or dealer in any jurisdiction in which it is unlawful for such underwriter, agent or dealer to make such an offer or solicitation. Neither the delivery of this Prospectus or this Prospectus as supplemented by any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.


                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain of the Company's securities are listed on the New York Stock Exchange, Inc., where reports and other information concerning the Company may also be inspected.


               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

     -- The Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

     -- The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Mr. G. C. Dean, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000). The information relating to the Company contained in this Prospectus or any Prospectus Supplement relating hereto does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.


                           THE COMPANY

     The Company is engaged in the generation, purchase, transmission and distribution of electric power to approximately 163,000 customers in an area in eastern Kentucky and in supplying electric power at wholesale to other electric utility companies and municipalities in Kentucky. Its principal executive offices are located at 1701 Central Avenue, Ashland, Kentucky 41101 (telephone number: 800-572-
1113). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the American Electric Power integrated utility system (the "AEP System"). The executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).


                         USE OF PROCEEDS

     The Company proposes to use the proceeds from the sales of the Debt Securities to refund long-term debt and to fund its construction program, or to repay short-term unsecured indebtedness incurred to refund long-term debt. The Company's First Mortgage Bonds, 7-7/8% Series due 2002 ($45,000,000 principal amount outstanding) may be redeemed at their regular redemption price of 100.67%.

     The Company has estimated that its construction costs (inclusive of allowance for funds used during construction) during 1996 will be approximately $85,000,000. At January 31, 1996, the Company had approximately $57,725,000 of short-term unsecured indebtedness outstanding.


               RATIO OF EARNINGS TO FIXED CHARGES

     Below is set forth the ratio of earnings to fixed charges for each of the years in the period 1990 through 1994 and for the 12 month period ended September 30, 1995:

              12-Month
            Period Ended                Ratio

          December 31, 1990             3.21
          December 31, 1991             2.58
          December 31, 1992             2.29
          December 31, 1993             1.95
          December 31, 1994             2.30
          September 30, 1995            2.04


                    DESCRIPTION OF NEW BONDS

     The New Bonds will be issued under the Mortgage and Deed of Trust, dated as of May 1, 1949, made by the Company to Bankers Trust Company, New York, New York, as Trustee, as heretofore supplemented and amended and as to be further supplemented (the "Mortgage"). All First Mortgage Bonds (including the New Bonds) issued and to be issued under the Mortgage are herein sometimes referred to as "Bonds". Copies of the Mortgage, including the respective forms of Supplemental Indenture pursuant to which each series of the New Bonds will be issued (the "new Supplemental Indenture") are filed as exhibits to the Registration Statement.

     The following statements include a brief summary of certain provisions of the New Bonds and the Mortgage. Such summary does not purport to be complete and reference is made to the Mortgage for a complete statement of such provisions. Such summary is qualified in its entirety by such reference and does not relate or give effect to provisions of statutory or common law.

Form and Exchange

     Unless otherwise set forth in a Prospectus Supplement, New Bonds in definitive form will be issued only as registered Bonds without coupons in denominations of $1,000 and in multiples thereof authorized by the Company. New Bonds will be exchangeable for a like aggregate principal amount of the same series of New Bonds of other authorized denominations, and will be transferable, at the office or agency of the Company in New York City, and at such other office or agency of the Company as the Company may from time to time designate, in either case without payment, until further action by the Company, of any charge other than for any tax or taxes or other governmental charge required to be paid by the Company. Bankers Trust Company is to be designated by the Company to act as agent for payment, registration, transfer and exchange of the New Bonds in New York City.

Maturity, Interest, Redemption, Credit Enhancement, Improvement Fund, Additional Dividend Restrictions and Payment

     Information concerning the maturity, interest, redemption provisions, if any, credit enhancement, if any, improvement fund, if any, any dividend restrictions in addition to those described herein and payment with respect to any series of the New Bonds will be contained in a Prospectus Supplement.

Security

     The New Bonds will be secured, pari passu with Bonds of all other series now or hereafter issued, by the lien of the Mortgage which constitutes, in the opinion of counsel for the Company, a first lien on substantially all of the fixed physical property and franchises of the Company; subject to (i) the conditions and limitations in the instruments through which the Company claims title to its properties and (ii) "excepted encumbrances", as defined in
Section 6 of the Mortgage. The Mortgage contains an after-acquired property clause, but property acquired after the recordation of the most recent supplemental indenture may be subject to liens, ranking prior to the Mortgage, existing thereon at the time of acquisition of such property and, in the case of such after-acquired property, the lien of the Mortgage may be defeated by the intervention of bankruptcy proceedings until the recordation of a further supplemental indenture conveying such property to the Trustee after its acquisition. The provisions of the Mortgage, in substance, permit releases of property from the lien and the withdrawal of cash proceeds of property released from the lien, not only against new property then becoming subject to the lien, but also against property already subject to the Mortgage unless such property was owned prior to April 30, 1949, or has been made the basis of the issue of Bonds or a credit under Sections 39 or 40 of the Mortgage. Accordingly, any increase in the amount of the mortgaged and pledged property as a result of the after-acquired property clause may be eliminated by means of such releases and withdrawals.

Issuance of Additional Bonds

     Additional Bonds of any series may be issued in a principal amount equal to:

          1. 60% of the cost or the then fair value, whichever is less, of unfunded property additions after deduction for retirements;

          2. The principal amount of Bonds or prior lien bonds retired or then to be retired; and

          3.   The amount of cash deposited with the Trustee;

but, except as otherwise provided in the Mortgage, only if the net earnings (as defined in Section 7 of the Mortgage) are at least twice the annual interest requirement on all outstanding Bonds and indebtedness having an equal or prior lien, including the additional issue. However, no Bonds may be issued against property additions subject to prior liens, as defined in Section 6 of the Mortgage (a) if the principal amount of outstanding prior lien bonds secured thereby exceeds 40% of the cost or fair value (whichever is less) of such property additions or (b) if the principal amount of all Bonds theretofore issued on such basis and continuing on such basis, and the amount of certain other items representing deposited cash withdrawn or property released on such basis, in the aggregate, exceeds 15% of the aggregate principal amount of all Bonds theretofore issued (except Bonds issued under Article VII upon retirement of Bonds previously outstanding under the Mortgage), including the additional issue. (See Sections 4, 7, 25, 26, 27, 28, 29 and 30 of the Mortgage.)

     The requirement, referred to above, that net earnings be at least twice the annual interest requirements on all outstanding Bonds and indebtedness having an equal or prior lien, including a proposed additional issue of Bonds, is not applicable under certain circumstances where additional Bonds are issued in a principal amount equal to the principal amount of Bonds or prior lien bonds retired or then to be retired (see Sections 26, 27 and 29 of the Mortgage). In calculating earnings coverages under the provisions of the Mortgage, the Company includes, as a component of earnings, revenues being collected subject to refund and, to the extent not limited by the terms of the Mortgage, an allowance for funds used during construction, including amounts positioned and classified as an allowance for borrowed funds used during construction. The coverage under such requirement, calculated as of December 31, 1995, based on the amounts then recorded in the accounts of the Company, was at least 2.86.

     It is estimated that as of January 31, 1996, the Company had available for use in connection with the authentication of Bonds approximately $197,908,000 of unbonded bondable property additions. The Company expects that the New Bonds will be authenticated upon the basis of Bonds previously retired or to be retired and/or property additions.

     The Company believes that its ability to issue short and long-term debt securities in the amounts required to finance its construction program may depend upon timely rate recovery. If the Company is unable to continue the issue and sale of securities on an orderly basis, the Company will be required to consider the obtaining of additional amounts of common equity, the use of possibly more costly alternative financing arrangements, if available, or the curtailment of its construction program and other outlays.

     Other than the security afforded by the lien of the Mortgage and restrictions on the incurrence of additional debt described above and under "Description of New Bonds--Issuance of Additional Bonds" herein, there are no provisions of the Mortgage which afford holders of New Bonds protection in the event of a highly leveraged transaction involving the Company. However, such a transaction would require regulatory approval and management of the Company believes such approval would be unlikely in a transaction which would result in the Company having a highly leveraged capital structure.

Maintenance and Replacement Provisions

     Section 40 of the Mortgage provides for the annual deposit (which the Mortgage requires to be made so long as any of the Bonds (other than Bonds of any Series issued after April 23, 1993, unless otherwise disclosed in a Prospectus Supplement) are outstanding) by the Company with the Trustee on or before April 30 of an amount in cash or principal amount of Bonds of any series equal to the excess of the product of a specified percentage (currently 2.25% but subject to change as provided in the Mortgage) and the average of the Depreciable Property (as defined) of the Company at the first and the last day of the preceding calendar year over the sum of (i) the aggregate amount expended during the preceding calendar year for property substituted for retired property, and (ii) any credit applicable to prior years. The Company may under this covenant certify to the Trustee, in lieu of depositing cash or Bonds, property additions which are not then funded property (which thereupon become funded property) at cost or fair value, whichever is less.

Release and Substitution of Property

     The Mortgage permits property to be released from the lien of the Mortgage upon compliance with the provisions thereof. Such provisions require that, in certain specified cases, cash be deposited with the Trustee in an amount equal to the excess of the fair value of the property to be released over the aggregate of certain computations required by the Mortgage. (See Sections 65, 66 and 68 of the Mortgage). The Mortgage also contains certain requirements relating to the withdrawal of release moneys and other funds held by the Trustee. (See Sections 67 and 130 of the Mortgage).

Modification of the Mortgage

     Article XX of the Mortgage provides for modifying or altering the Mortgage with the consent of the Company and by vote of the holders of at least 75% in principal amount of the outstanding Bonds which are affected by the proposed modification or alteration. No modification or alteration, without the consent of the holder of a Bond, may modify the terms of payment of the principal amount of or interest on such Bond or create an equal or prior lien or deprive such holder of a lien on the mortgaged property or reduce the above percentage.

Restriction on Common Stock Dividends

     Various restrictions on the use of retained earnings for cash dividends on Common Stock and other purposes are contained in or result from other covenants in the Mortgage relating to certain series of Bonds. At September 30, 1995, the Company's retained earnings amounted to $88,345,000, of which approximately $34,200,000 were so restricted. Unless otherwise specified in a Prospectus Supplement, there will be no additional restrictions on common stock dividends.

Concerning the Trustee

     AEP System companies, including the Company, utilize many of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans and in certain cases term loans, generally at rates related to the prime commercial interest rate, and acting as a depositary. In addition, Bankers Trust Company will serve as Trustee under the Company's Indenture for the Notes. (See "Description of Notes" herein).

     The Trustee may, and upon written request of the holders of a majority in principal amount of the Bonds shall, declare the principal due upon occurrence of a completed default, but the holders of a majority in principal amount of the Bonds may annul such declaration if the default has been cured. (See Sections 71 and 109 of the Mortgage). The holders of a majority in principal amount of the Bonds may direct the time, method and place of conducting any proceeding for the enforcement of the Mortgage. (See Section 76 of the Mortgage). No Bondholder has the right to institute any proceeding for the enforcement of the Mortgage unless such holder shall have given the Trustee written notice of a completed default, the holders of 25% in principal amount of the Bonds shall have offered to the Trustee indemnity against costs, expenses and liabilities, requested the Trustee to take action and given the Trustee reasonable opportunity to take such action. The foregoing does not affect or impair the right of a holder of a Bond to enforce the payment of the principal of and interest on such Bond on the respective due dates. (See Section 86 of the Mortgage). The Trustee is entitled to be indemnified before taking action to enforce the lien at the request of such Bondholders. (See Section 75 of the Mortgage).

Defaults

     By Section 71 of the Mortgage, the following are defined as "completed defaults": default in the payment of principal; default for 60 days in the payment of interest; default in payment of principal or interest on outstanding prior lien bonds (none of which are currently outstanding) in certain cases; certain events of bankruptcy, insolvency or reorganization; and default continued for 60 days after notice in the performance of any other covenant. By
Section 59 of the Mortgage, a failure to provide money for the redemption of Bonds called for redemption also constitutes a completed default. The Company is required to furnish annually to the Trustee a certificate as to compliance with all conditions and covenants under the Mortgage.


                      DESCRIPTION OF NOTES

     The Notes will be issued in series under an Indenture to be entered into between the Company and Bankers Trust Company, as Trustee (the "Trustee") (the "Indenture"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Indenture, and the form of Supplemental Indenture thereto, which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

General

     The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the aggregate principal amount of notes that may be issued thereunder and provides that Notes issued thereunder may be issued thereunder from time to time in one or more series, as authorized by a Board Resolution, and set forth in a Company Order (as defined in the Indenture) or one or more supplemental indentures creating such series.

     Substantially all of the fixed properties and franchises of the Company are subject to the lien of the Mortgage under which the Company's First Mortgage Bonds are outstanding. See "Description of New Bonds".

     The Notes are not convertible into any other security of the Company. The Indenture does not contain any provisions that afford holders of Notes protection in the event of a highly leveraged transaction involving the Company. Such a transaction would require regulatory approval, and management of the Company believes such approval would be unlikely in a transaction which would result in the Company having a highly leveraged capital structure. The Indenture also does not contain any provisions that afford holders of Notes protection against the Company incurring other indebtedness.

Maturity, Interest, Redemption, Credit Enhancement, Covenants and
Restrictions and Payment

     Information concerning the maturity, interest, redemption provisions, if any, sinking fund, if any, credit enhancement, if any, any covenants or restrictions, such as limitations on liens or dividend restrictions, and payment with respect to any series of the Notes will be contained in a Prospectus Supplement.

Form and Exchange

     Unless otherwise set forth in a Prospectus Supplement, Notes in definitive form will be issued only as registered Notes without coupons in denominations of $1,000 and in integral multiples thereof authorized by the Company. Notes will be exchangeable for a like aggregate principal amount of the same series of Notes of other authorized denominations, and will be transferable, at the office or agency designated by the Company in New York City, or at such other office or agency designated by the Company, in either case without payment, until further action by the Company, of any charge other than for any tax or taxes or other governmental charge required to be paid by the Company. Bankers Trust Company is to be designated by the Company to act as agent for payment, registration, transfer and exchange of the Notes in New York City.

Payment and Paying Agents

     Payment of principal of and premium (if any) on any Note will be made only against surrender to the Paying Agent of such Note. Principal of and any premium and interest on Notes will be payable at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note Register with respect to such Notes.

     The Trustee will initially act as Paying Agent with respect to Notes. The Company may at any time designate additional Paying
Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.
(Sections 4.02 and 4.03 of the Indenture).

     All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any Note that remains unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable, subject to applicable law, will be repaid to the Company and the holder of such Note will thereafter look only to the Company for payment thereof. (Section 11.04 of the Indenture).

Modification of the Indenture

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Notes of each series that are affected by the modification, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Notes; provided, that no such modification may, without the consent of the holder of each outstanding Note affected thereby, (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Notes, the holders of which are required to consent to any such supplemental indenture. (Section 9.02 of the Indenture).

     In addition, the Company and the Trustee may execute, without the consent of any holder of Notes, any supplemental indenture for certain other usual purposes including the creation of any new series of notes to be issued under the Indenture. (Sections 2.01, 9.01 and 10.01 of the Indenture).

Events of Default

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Notes:

          (a) failure for 30 days to pay interest on Notes of that series when due; or

          (b) failure to pay principal or premium, if any, on Notes of that series when due whether at maturity, upon redemption, by declaration or otherwise; or

          (c) failure for 30 days to pay any sinking fund obligation on Notes of that series; or

          (d) failure by the Company to observe or perform any other covenant (other than those specifically relating to another series) contained in the Indenture for 90 days after written notice to the Company from the Trustee or the holders of at least 25% in principal amount of the outstanding Notes of that series; or

          (e) certain events involving bankruptcy, insolvency or reorganization of the Company; or

          (f) any other event of default provided for in a series of Notes. (Section 6.01 of the Indenture).

     The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of Notes may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee. (Sections 6.01 and 6.06 of the Indenture).

     The holders of a majority in aggregate outstanding principal amount of any series of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (Section 6.06 of the Indenture). Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee indemnity satisfactory to it. (Section 7.02 of the Indenture).

     The holders of a majority in aggregate outstanding principal amount of any series of Notes affected thereby may, on behalf of the holders of all Notes of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee) or a call for redemption of Notes of such series. (Section 6.06 of the Indenture). The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (Section 5.03(d) of the Indenture).

Consolidation, Merger and Sale

     The Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on all notes issued under the Indenture. (Section 10.01 of the Indenture).

Legal Defeasance and Covenant Defeasance Discharge

     Notes of a series may be defeased in accordance with their terms and, unless the Supplemental Indenture or the Company Order establishing the terms of the series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Note, to replace destroyed, lost or stolen Notes and to maintain agencies in respect of the Notes) with respect to the Notes of the series and the Indenture ("legal defeasance"). The Company at any time may terminate as to a series its obligations with respect to the Notes of the series under any restrictive covenant which may be applicable to a particular series ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, a series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to a particular series.

     To exercise either defeasance option as to a series, the Company must deposit in trust (the "defeasance trust") with the Trustee, money or Governmental Obligations, or a combination, for the payment of principal, premium, if any, and interest on the Notes of the series to redemption or maturity and must comply with certain other conditions. In particular, the Company must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for Federal income tax purposes.

     In the event the Company exercises its option to effect a covenant defeasance with respect to the Notes of any series as described above and the Notes of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than the Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the Trustee would be sufficient to pay amounts due on the Notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for such payments. (Section
11.01 of the Indenture).

Governing Law

     The Indenture and Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05 of the Indenture).

Concerning the Trustee

     AEP System companies, including the Company, utilize many of the banking services offered by Bankers Trust Company in the normal course of their businesses. Among such services are the making of short-term loans and in certain cases term loans, generally at rates related to the prime commercial interest rate, and acting as a depositary. In addition, Bankers Trust Company serves as Trustee under the Company's Mortgage. (See "Description of New Bonds" herein).


                         LEGAL OPINIONS

     Opinions with respect to the legality of the New Bonds and/or Notes will be rendered by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York, and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Dewey Ballantine, 1301 Avenue of the Americas, New York, New York, counsel for any underwriters, dealers or agents. In connection with the issuance of New Bonds, Simpson Thacher & Bartlett and Dewey Ballantine will rely as to matters of Kentucky law, upon the opinion of Gray, Woods & Cooper, counsel for the Company. Additional legal opinions in connection with the offering of the Notes may be given by John M. Adams, Jr. or Ann B. Graf, counsel for the Company. Mr. Adams is Assistant General Counsel, and Ms. Graf is a Senior Attorney, in the Legal Department of American Electric Power Service Corporation, a wholly owned subsidiary of AEP. From time to time, Dewey Ballantine acts as counsel to affiliates of the Company in connection with certain matters.


                             EXPERTS

     The financial statements and related financial statement
schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte
& Touche LLP, independent auditors, as stated in their reports,which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The legal conclusions in "Security" under the caption
"Description of New Bonds", as to those matters governed by the laws of the Commonwealth of Kentucky have been reviewed by Gray, Woods
& Cooper, Ashland, Kentucky. All of said statements are made on the authority of said firm as experts.


                      PLAN OF DISTRIBUTION

     The Company may sell the New Bonds and/or Notes in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to a series of the New Bonds and/or Notes will set forth the terms of the offering of the New Bonds and/or Notes, including the name or names of any underwriters, dealers or agents, the purchase price of such New Bonds and/or Notes and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time after the initial public offering.

     If underwriters are used in the sale, the New Bonds and/or Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of New Bonds and/or Notes will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the New Bonds and/or Notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such New Bonds and/or Notes if any are purchased.

     New Bonds and/or Notes may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the New Bonds and/or Notes in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase New Bonds and/or Notes from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933.

        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.

     Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Debt Securities (if the total dollar value of Debt Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Debt Securities, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the Commonwealth of Kentucky, the registrant's Bylaws or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 21st day of February, 1996.

                         KENTUCKY POWER COMPANY

                         E. Linn Draper, Jr.*
                         Chairman of the Board and
                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registrant's registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature             Title                 Date

(i) Principal Executive
     Officer             Chairman of the Board
                           and Chief Executive
    E. Linn Draper, Jr.*   Officer              February 21, 1996

(ii) Principal Financial
      Officer:

     G. P. Maloney*      Vice President         February 21, 1996

(iii) Principal Accounting
       Officer:

      P. J. DeMaria*     Controller             February 21, 1996

(iv) A Majority of the
          Directors:

     P. J. DeMaria*
     E. Linn Draper, Jr.*
     Wm. J. Lhota*
     G. P. Maloney*                             February 21, 1996

*By: /s/ Armando A. Pena
    (A. A. Pena, Attorney-in-Fact)
                          EXHIBIT INDEX

     Certain of the following exhibits, designated with an asterisk
(*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R.
Section 201.24 and Section 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit No.                     Description

    1    -  Copy of proposed Form of Selling Agency Agreement for
            the Debt Securities [previously filed in this Registration Statement No. 33-53007].

  *1(a) - Copy of the proposed form of Underwriting Agreement for the Debt Securities.

  4(a)   -  Copy of Mortgage and Deed of Trust, dated May 1, 1949,
            of the Company, as supplemented and amended [Registra-tion Statement No. 2-65820, Exhibits 2(b)(1)-2(b)(6);
            Registration Statement No. 33-39394, Exhibits 4(b) and
            4(c); Registration Statement No. 33-53226, Exhibits 4(b) and 4(c); Registration Statement No. 33-61808, Exhibits
            4(b) and 4(c).]

  4(b)   -  Copy of Indenture Supplemental, dated May 1, 1993,
            between the Company and Bankers Trust Company, as Trustee, re: $15,000,000 of First Mortgage Bonds,
            Designated Secured Medium Term Notes, 6.70% Series due
            June 1, 2003 and $15,000,000 of First Mortgage Bonds,
            Designated Secured Medium Term Notes, 7.90% Series due
            June 1, 2023 [previously filed in this Registration
            Statement No. 33-53007].

  4(c)   -  Copy of Indenture Supplemental, dated June 1, 1993,
            between the Company and Bankers Trust Company, as Trustee, re: $25,000,000 of First Mortgage Bonds,
            Designated Secured Medium Term Notes, 7.90% Series due
            June 1, 2023 [previously filed in this Registration
            Statement No. 33-53007].

  4(d)   -  Copy of Indenture Supplemental dated June 15, 1993,
            between the Company and Bankers Trust Company, as Trustee, re: $15,000,000 of First Mortgage Bonds,
            Designated Secured Medium Term Notes, 6.70% Series due
            July 1, 2003 [previously filed in this Registration
            Statement No. 33-53007].

  4(e)   -  Copy of form of Indenture Supplemental to be entered
            into between the Company and Bankers Trust Company, as Trustee, for the New Bonds [previously filed in this Registration Statement No. 33-53007].

  *4(f) - Copy of form of proposed Indenture to be entered into between the Company and Bankers Trust Company, as Trustee, for the Notes.

  *4(g) - Copy of form of proposed Supplemental Indenture to be entered into between the Company and Bankers Trust
            Company, as Trustee, for the Notes.

    5    -  Opinion of Simpson Thacher & Bartlett as to the legality of the Debt Securities [previously filed in this Registration Statement No. 33-53007].

  *5(a) - Opinion of Simpson Thacher & Bartlett as to the legality of the Debt Securities.

   12    -  Statement re: Computation of Ratios. [Annual Report on
            Form 10-K of the Company for year ended December 31, 1993, File No. 1-6858, Exhibit 12].

  12(a) - Statement re Computations of Ratios [Quarterly Report on Form 10-Q of the Company for the period ended
            September 30, 1995, File No. 1-6858, Exhibit 12].

  23(a)  -  Consent of Deloitte & Touche LLP, dated April 5, 1994
            [previously filed in this Registration Statement No. 33-
            53007].

*23(a)(i)-  Consent of Deloitte & Touche LLP, dated February 21,
            1996.

  23(b) - Consent of Simpson Thacher & Bartlett [previously filed in this Registration Statement No. 33-53007].

23(b)(i) -  Consent of Simpson Thacher & Bartlett (included in
            Exhibit 5(a) filed herewith).

  23(c)  -  Consent of Gray, Woods & Cooper, dated April 5, 1994
            [previously filed in this Registration Statement No. 33-
            53007].

*23(c)(i)-  Consent of Gray, Woods & Cooper, dated February 21,
            1996.

   24    -  Powers of Attorney and resolutions of the Board of
            Directors of the Company [previously filed in this Registration Statement No. 33-53007].

   25    -  Form T-1 re: Eligibility of Bankers Trust Company
            [previously filed in this Registration Statement No. 33-
            53007].

 *25(a)  -  Form T-1 re eligibility of Bankers Trust Company to act as Trustee under the First Mortgage Indenture.

 *25(b)  -  Form T-1 re eligibility of Bankers Trust Company to act as Trustee under the Note Indenture.




[96FN0009.KPC]
                                                 Exhibit 23(a)(i)


                  INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 33-53007 of Kentucky Power Company on Form S-3 of our reports dated February 21, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Kentucky Power Company for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
February 21, 1996







[96FN0009.KPC]